Exhibit 10.116

EXECUTION VERSION

Exhibit A: James R. Bell– Employee Option Award (Conversion of February 2022 Restricted Shares)

Option Grant No. 2022-03

INVESTVIEW, INC.

2022 INCENTIVE PLAN

NON-STATUTORY OPTION AWARD

Investview, Inc., a Nevada corporation (the “Company”), pursuant to the terms of the Investview, Inc. 2022 Incentive Plan (the “Plan”) and the Non-Statutory Option Award Agreement (the “Agreement”) attached to this Non-Statutory Option Award (this “Option Award”), hereby grants to the individual named in Section 2 below (the “Optionee”), effective as of the grant date set forth in Section 1 below, the option to purchase the number of shares of the Company’s Common Stock as set forth in Section 3 below, subject to the exercise price as set forth in Section 4 below and vesting as set forth in Section 5 below and the terms and conditions of this Option Award and the Agreement attached to this Option Award.

The terms of this Option Award are subject to all of the provisions of the Plan and the attached Agreement, with such provisions being incorporated herein by reference. All of the capitalized terms used in this Option Award and the Agreement not otherwise defined herein or therein shall have the same meaning as defined in the Plan. A copy of the Plan and the prospectus for the Plan have been delivered to Optionee together with this Option Award and the Agreement.

1.	Grant Date:	June 24, 2022

2.	Name of Optionee:	James R. Bell

3.	Number of Underlying Shares of Common Stock:	75,000,000
(subject to adjustment as provided in the Plan)

4.	Exercise Price:	$.05 per share (subject to adjustment as provided in the Plan)

5.	Vesting of Options (on a cumulative basis and subject to adjustment as provided in the Plan):

VESTING DATE	NO. OF UNDERLYING SHARES TO BE VESTED*
February 3, 2023	15,000,000
February 3, 2024	15,000,000
February 3, 2025	15,000,000
February 3, 2026	15,000,000
February 3, 2027	15,000,000

*Vesting to occur pursuant to Section 3 of the attached Agreement and conditioned upon continued employment as described therein.

6.	Expiration Date:	June 24, 2029

The Optionee acknowledges receipt of and understands and agrees to be bound by all of the terms of this Option Award, inclusive of the attached Agreement, and the Plan, and that the terms thereof supersede any and all other written or oral agreements between the Optionee and the Company, other than the Optionee’s Employment Agreement, regarding the subject matter contained herein.

Investview, Inc.		Optionee:

By:	/s/ Victor M. Oviedo	/s/ James R. Bell
	Victor M. Oviedo, Chief Executive Officer	Date: 06/24/2022
Date:	06/24/2022

NON-STATUTORY OPTION AWARD AGREEMENT

THIS NON-STATUTORY OPTION AWARD AGREEMENT (this “Agreement”) is made as of the grant date set forth in Section 1 of the Non-Statutory Option Award (the “Option Award”) to which this Agreement relates and is attached (the “Grant Date”) between Investview, Inc., a Nevada corporation (the “Company”), and the individual identified in Section 2 of the Option Award to which this Agreement relates and is attached (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company adopted the Investview, Inc. 2022 Incentive Plan (the “Plan”), which provides for the grant of certain awards, including without limitation, Non-Statutory Stock Options to Employees of the Company, with the corresponding right to purchase shares of Common Stock of the Company (the “Common Stock”).

WHEREAS, the Board of Directors of the Company, acting as the Committee under the Plan (the “Committee”), has authorized the grant of a Non-Statutory Option to the Optionee on the date of this Agreement as evidenced by the Option Award to which this Agreement is attached, thereby allowing the Optionee to acquire a proprietary interest in the Company in order that the Optionee will have a further incentive for remaining with and increasing his or her efforts on behalf of the Company.

WHEREAS, this Agreement is prepared in conjunction with and under the terms of the Plan, which are incorporated herein and made a part hereof by reference, and subject to the terms, conditions and requirements provided in the Employment Agreement dated February 10, 2022 by and between the Company and Optionee, as amended by that Amendment to Employment Agreement dated June 24, 2022 (collectively, the “Employment Agreement”).

WHEREAS, the Optionee has accepted the grant of Non-Statutory Stock Options evidenced by the Option Award and this Agreement and has agreed to the terms and conditions stated herein and therein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Confirmation of Grant of Option. Pursuant to a determination by the Committee, the Company, subject to the terms of the Plan and this Agreement, hereby grants to the Optionee as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation or fees for services, the right to purchase (the “Option”) an aggregate number of shares of Common Stock as is set forth in Section 3 of the Option Award, subject to adjustment as provided in the Plan (such shares, as adjusted, the “Shares”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise Price. The per share exercise price of the Shares covered by the Option will be the per share amount set forth in Section 4 of the Option Award, at all times being not less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date, subject to adjustment as provided in the Plan.

3. Vesting and Exercisability of Option. The Option shall vest and become exercisable on the terms and conditions hereinafter set forth:

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(a) The Option shall vest and become exercisable (on a cumulative basis) in such installments (after giving effect to any adjustment pursuant to the Plan) and on such vesting dates, as set forth in Section 5 of the Option Award, provided that the Optionee (i) remains an Employee of the Company or one of its Subsidiaries or Affiliates as of each such applicable vesting date as indicated in Section 5 of the Option Award, and (ii) there not having occurred a “For Cause Event” as such term is defined in the Employment Agreement.

(b) In addition, the Option shall vest and become exercisable to the extent and as provided in Sections 6, 7 and 8 hereof and as expressly provided by the terms of the Employment Agreement or any other Individual Agreement (as defined in the Plan) between the Optionee and the Company or one of its Subsidiaries or Affiliates. The Committee may decide, in its absolute discretion, to accelerate the vesting of all or some lesser portion of any unvested Options at any time, at the date specified by the Committee.

(c) The Option may be exercised pursuant to the provisions of this Section 3 and Sections 6, 7 and 8 hereof, by delivery of an Exercise Notice and payment to the Company as provided in Sections 10 and 15 hereof.

4. Term of Option. The term of the Option shall be the period of years from the Grant Date as is set forth in Section 1 of the Option Award and shall expire on the date set forth in Section 6 of the Option Award, subject to earlier termination or cancellation as provided in this Agreement.

5. Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Company or one of its Subsidiaries or Affiliates may have under this Agreement or otherwise.

6. Exercise Upon Cessation of Employment Other Than on Account of Death or Disability. The terms of this Section 6 apply unless otherwise expressly provided by the terms of the Employment Agreement or any other an Individual Agreement between the Optionee and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Optionee specifically provides otherwise, and subject to the provisions of Section 5 hereof and Sections 13.4 and 13.5 of the Plan. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

(a) If the Optionee at any time ceases to be an Employee of the Company or one of its Subsidiaries or Affiliates by reason of his or her discharge by the Company for Cause, the Option may thereafter following such cessation of employment only be exercised by the Optionee to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option immediately prior to such cessation of employment or other service, at any time within the later of: (i) thirty (30) days after such cessation of employment or other service; or (ii) that date that occurs upon the earlier of: (X) thirty (30) days following the expiration of the “Lock-Up Agreement” (as defined in the Employment Agreement); or (Y) thirty (30) days following the release of Optionee from the terms of the Lock-Up Agreement, by Company’s written agreement provided to the Optionee prior to the effective date of such release, if at all, in the Company’s sole discretion, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder.

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(b) If the Optionee terminates employment with the Company and all of its Subsidiaries or Affiliates other than for Good Reason (and other than Optionee’s discharge for Cause and Optionee’s termination upon death or Disability), the Option may be exercised by the Optionee to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option immediately prior to such cessation of employment or other service, at any time within the later of: (i) ninety (90) days after such cessation of employment or other service; or (ii) that date that occurs upon the earlier of: (X) ninety (90) days following the expiration of the “Lock-Up Agreement” (as defined in the Employment Agreement); or (Y) ninety (90) days following the release of Optionee from the terms of the Lock-Up Agreement, by Company’s written agreement provided to the Optionee prior to the effective date of such release, if at all, in the Company’s sole discretion, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder, even if the Optionee subsequently returns to the employ of the Company or one of its Subsidiaries or Affiliates or begins providing other service to the Company or one of its Subsidiaries or Affiliates.

(c) If the Optionee at any time ceases to be an Employee of the Company or one of its Subsidiaries or Affiliates by reason of his or her discharge by the Company without Cause or by the Optionee for Good Reason (and other than Optionee’s termination upon death or Disability), the Option may be exercised by the Optionee to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option immediately prior to such cessation of employment or other service, at any time within the later of: (i) six (6) months after such cessation of employment or other service; or (ii) that date that occurs upon the earlier of: (X) six (6) months following the expiration of the Lock-Up Agreement; or (Y) six (6) months following the release of Optionee from the terms of the Lock-Up Agreement, by Company’s written agreement provided to the Optionee prior to the effective date of such release, if at all, in the Company’s sole discretion, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder, even if the Optionee subsequently returns to the employ of the Company or one of its Subsidiaries or Affiliates or begins providing other service to the Company or one of its Subsidiaries or Affiliates; provided, however, that without the consent of the Optionee, the Company cannot release the Optionee from the terms of the Lock-Up Agreement prior to twelve months following the Grant Date.

(d) The Option shall not be affected by any change of duties or position of the Optionee so long as Optionee continues to be a full-time Employee of the Company or one of its Subsidiaries or Affiliates. If the Optionee is granted a temporary leave of absence of 90 days or less, such leave of absence shall be deemed a continuation of his or her employment by the Company or one of its Subsidiaries or Affiliates for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto.

(e) The change in an Optionee’s status from that of an Employee to that of a Consultant will, for purposes of this Agreement, be deemed to result in a termination of such Optionee’s employment with the Company and its Subsidiaries and Affiliates, unless the Committee otherwise determines in its sole discretion. Unless the Committee otherwise determines in its sole discretion, an Optionee’s employment or other service will, for purposes of this Agreement, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary or Affiliate for which the Optionee provides employment, as determined by the Committee in its sole discretion based upon such records.

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7. Exercise Upon Death or Disability. The terms of this Section 7 apply unless otherwise expressly provided by the terms of the Employment Agreement or any other Individual Agreement between the Optionee and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Optionee specifically provides otherwise, and subject to the provisions of Section 5 hereof and Sections 13.4 and 13.5 of the Plan. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

(a) If the Optionee dies while he or she is employed by the Company or one of its Subsidiaries or Affiliates, the Option may be exercised (to the extent the Option is vested pursuant to Section 3 immediately prior to Optionee’s death), by the estate of the Optionee (or by the person or persons who acquire the right to exercise the Option by written designation of the Optionee) at any time within the later of: (i) twelve (12) months after such cessation of employment or other service; or (ii) that date that occurs upon the earlier of: (X) twelve (12) months following the expiration of the Lock-Up Agreement; or (Y) twelve (12) months following the release of Optionee (and the Optionee’s estate) from the terms of the Lock-Up Agreement, by Company’s written agreement provided to the estate of the Optionee prior to the effective date of such release, if at all, in the Company’s sole discretion, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder; provided, however, that without the consent of the Optionee, the Company cannot release the Optionee from the terms of the Lock-Up Agreement prior to twelve months following the Grant Date.

(b) In the event that the employment of the Optionee with the Company or one of its Subsidiaries or Affiliates is terminated by reason of the Disability of the Optionee, the Option may be exercised (to the extent the Option is vested pursuant to Section 3 immediately prior to the termination of the Optionee’s employment due to Disability), by the Optionee at any time within the later of: (i) twelve (12) months after such cessation of employment or other service; or (ii) that date that occurs upon the earlier of: (X) twelve (12) months following the expiration of the Lock-Up Agreement; or (Y) twelve (12) months following the release of Optionee from the terms of the Lock-Up Agreement, by Company’s written agreement provided to the Optionee prior to the effective date of such release, if at all, in the Company’s sole discretion, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder even if the Optionee subsequently returns to the employ of the Company or one of its Subsidiaries or Affiliates or begins providing other service to the Company or one of its Subsidiaries or Affiliates; provided, however, that without the consent of the Optionee, the Company cannot release the Optionee from the terms of the Lock-Up Agreement prior to twelve months following the Grant Date.

8. Change in Control of the Company. If there is a Change in Control, unless otherwise expressly provided by the terms of the Employment Agreement or any other Individual Agreement between the Optionee and the Company or one of its Subsidiaries or Affiliates, the Option will be subject to the provisions of Article 15 of the Plan.

9. Registration. The shares covered by the Option have been registered and qualified for sale pursuant to the Securities Act of 1933, as amended, by the Company pursuant to a registration statement on Form S-8.

10. Method of Exercise of Option.

(a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by delivery of a completed written Option Exercise Form in substantially the form set forth in Exhibit A hereto (the “Exercise Notice”) and provision for payment to the Company in accordance with the procedure prescribed herein. Each such Notice shall:

(i) state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

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(ii) be signed by the Optionee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel to the Company, of the right of such other person or persons to exercise the Option (collectively an “Authorized Person”);

(iii) include payment of the full purchase price for the shares of Common Stock to be purchased pursuant to such exercise of the Option; and

(iv) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company’s headquarters office, then such written Exercise Notice must be received at such office on or before the last regular business day prior to such date of expiration.

(b) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Optionee or Authorized Person at the place specified by the Company on the date the Exercise Notice is received by the Company (i) by delivering to the Company cash or a certified or bank cashier’s check payable to the order of the Company, (ii) by delivering to the Company properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (iii) by tender of a Broker Exercise Notice, subject to approval in advance by the Committee solely for the purpose of determining that the sale of any shares of Common Stock in respect of such Broker Exercise Notice will provide the Company with sufficient proceeds to pay the exercise price, (iv) by having withheld from the total number of shares of Common Stock to be acquired upon the “net exercise” of this Option a specified number of such shares of Common Stock as determined pursuant to Section 6.5(b) of the Plan, or (v) by any combination of the foregoing. For purposes of the immediately preceding sentence, an exercise effected by the tender of Common Stock (or deemed to be effected by the tender of Common Stock) may only be consummated with Common Stock held by the Optionee for a period of six (6) months or acquired by the Optionee other than under the Plan (or a similar plan maintained by the Company).

(c) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 10 and the provisions of Section 11 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Exercise Notice was received by the Company. Anything in this Agreement to the contrary notwithstanding, any Exercise Notice given pursuant to the provisions of this Section 10 shall be void and of no effect if all of the preceding provisions of this Section 10 and the provisions of Section 11 shall not have been strictly complied with.

(d) The certificate or certificates or book-entry notations for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Optionee (or in the name of the Optionee’s estate or other beneficiary if the Option is exercised after the Optionee’s death), or if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, will be registered in the name of the Optionee and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Exercise Notice is received by the Company (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

(e) If the Optionee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Exercise Notice, Optionee’s right to exercise the Option shall be terminated with respect to such undelivered Shares, unless the Committee, in the sole discretion, determines otherwise. The Option may be exercised only with respect to full Shares.

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(f) The Company shall not be required to issue or deliver any certificate or certificates or perform any book-entry notations for shares of its Common Stock purchased upon the exercise of any part of the Option prior to the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its maximum statutory liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Optionee in cash or, with the written consent of the Company, by tendering to the Company shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Company, at its sole discretion, may satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Optionee pursuant to an exercise of the Option a number of shares of Common Stock equal in value to the amount of the required withholding.

11. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant to this Agreement shall be subject to approval by the Company’s counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or automated trading medium upon which the Common Stock may then be listed or traded.

12. Resale of Common Stock, Etc. If required by counsel for the Company, the stock certificate(s) or book-entry notation(s) for the Common Stock issued upon exercise of the Option shall bear the following (or similar) legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

FURTHERMORE, THE OFFER, PLEDGE, SALE, TRANSFER, HYPOTHECATION, OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY, INCLUDING, AMONG OTHERS, THE GRANT OF ANY OPTION ON, OR A CONTRACT FOR THE SALE OF ANY SECURITIES REPRESENTED HEREBY, IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN LOCK-UP AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

13. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

14. Limitation of Action. The Optionee and the Company each acknowledge that every right of action accruing to the Optionee or the Company, as the case may be, and arising out of or in connection with this Agreement against the Optionee, on the one hand, or against the Company, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of twenty-four (24) months from the date of the act or omission in respect of which such right of action arises.

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15. Notices. Each notice relating to the Option Award and this Agreement shall be in writing and delivered in person, by recognized overnight carrier or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at the address of the Company’s headquarters as reflected in the Company’s most recent federal securities filings, Attn: Chairman. All notices to the Optionee shall be addressed to the Optionee or such other person or persons at the Optionee’s address set forth in the Company’s records. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

16. Successors. This Agreement shall inure to the benefit of the Company, the Optionee and their respective heirs, executors, administrators, personal representatives, successors and assigns.

17. Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the Applicable Law (as defined in the Plan). If any provision of this Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement will continue to be valid, and the Agreement will continue to be valid in other jurisdictions.

18. Governing Law. All questions pertaining to the validity, construction and administration of this Agreement shall be determined in accordance with the laws of the State of Nevada without regard to its principles of conflicts of law.

19. Employment. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of the Optionee at any time, nor confer upon the Optionee any right to continue employment or other service with the Company or any Subsidiary or Affiliate.

20. Clawback. Any shares of Common Stock issued upon exercise of the Option may be subject to recoupment by the Company, however, only to the extent required under applicable laws, rules or regulations in effect from time to time, and the Company’s then effective Clawback and Forfeiture Policy.

21. Definitions. Unless otherwise defined in this Agreement or the Option Award, all capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

22. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

23. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall apply against any party.

BY WAY OF THEIR EXECUTION OF THE OPTION AWARD TO WHICH THIS AGREEMENT RELATES AND IS ATTACHED, the Company and the Optionee (and each of their heirs, successors and assigns) agree to be bound by each and every one of the terms set forth in this Agreement.

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EXHIBIT A

NON-STATUTORY OPTION EXERCISE FORM

[DATE]

Investview, Inc.

Attention: Chairman

1. Option Exercise. I hereby elect to exercise my option to purchase the following shares of Common Stock of Investview, Inc. under the Investview, Inc. 2022 Incentive Plan (the “Plan”) and the Option Agreement (the “Option”) identified below:

Option Grant #:
Grant Date:
Number of Shares:
Exercise Price Per Share:	$
Total Purchase Price:	$

2. Payment. I am paying the purchase price of the exercised Option as follows (check the applicable form of payment):

_____	I am attaching cash or a check in the amount of $____________, as the total purchase price for the shares.

_____	I have delivered ________ shares of Common Stock of Investview, Inc. (the “Company”) that I have previously acquired. I own these shares free and clear of any liens, claims, encumbrances or security interests. I have enclosed the certificates representing these previously acquired shares endorsed or accompanied by an executed assignment separate from certificate.

_____	I have delivered irrevocable instructions to a broker to sell a sufficient number of shares of Common Stock of the Company to pay the total purchase price and to pay such amounts to the Company. [Please note that this form of payment is only available upon prior written approval of the Committee solely for the purpose of determining that the sale of shares of Common Stock in respect of such broker exercise notice will provide the Company with sufficient proceeds to pay the exercise price and is subject to any applicable restrictions on the sale of such shares by Optionee.]

The name, address and telephone number of the broker is as follows:

Name of Firm:
Contact:
Address:
Phone:
Fax:

[Please also see Section 4 of this Option Exercise Notice, which may prevent you from using this type of “cashless” exercise feature if you possess material non-public information about the Company or its securities at the time of exercise.]

_____	I hereby elect to convert the attached option into shares of Common Stock of the Company on a “net exercise” basis pursuant to Section 6.5(b) of the Plan.

_____	I have elected to pay any required withholding with the exercise transaction. Accordingly, I have included $_______, which I would like applied to federal and state tax withholdings as follows:_________________________________________________________.

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3. Certificate Delivery. I elect to have my shares of Common Stock delivered as follows:

_____	Please have the shares delivered electronically via DWAC to my brokerage account. Please use the information below to execute the transaction.

Broker DTC number:

My Account Number

_____	Please register the certificate or book-entry notation representing the shares in the name set forth below and send the certificate or evidence of book-entry notation to the following address:

Registered Name:

Address:

4. Compliance with Insider Trading Policy. I acknowledge that I have read and understand the Company’s current insider trading policy, including the portions that may, among other things, restrict my ability to exercise my Options through a broker sale on the open market or otherwise sell the shares of Common Stock issuable upon exercise of my Options. I understand that the information in this letter does not limit in any manner my own, personal responsibilities and obligations under the policy and the securities laws, including, but not limited to, the prohibitions on trading (including by means of a broker assisted option exercise) while I possess material, non-public information or during a blackout period that may be imposed under the policy. I agree to provide a copy of this exercise notice to my broker, and to require his or her compliance with the policy. I understand that the Company may reject any broker exercise completed during a blackout period or that is otherwise prohibited by any Company policy, including the current insider trading policy.

5. Representations. I acknowledge that I have received, read and understand the Plan and my Non-Statutory Option Award Agreement, which together govern the terms of my Option and its exercise. I have also read the current Plan prospectus, the Company’s latest annual report to stockholders and the other public reports and information incorporated by reference into the prospectus in making my decision to exercise my options.

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6. Effectiveness and Execution of Transaction. I understand and agree that this exercise election will be subject to acknowledgement by the Company. In the case of a cash exercise, my Option exercise will be processed as soon as practicable. In the case of a cashless exercise, I understand it may take longer to process my Option exercise.

Submitted by:	Acknowledged by:

Optionee	Broker

By:	Firm Name:

Its:	By:

Date:	Its:

Date:

Acknowledged by:

Investview, Inc.

By:

Its:

Date:

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